Exhibit 10.5

CONFIDENTIALITY, NON-SOLICITATION AND NON-COMPETE AGREEMENT

This Confidentiality, Non-Solicitation and Non-Compete Agreement (the “Agreement”) dated this 26th day of August, 2020 is entered into by and between Andrew J. Boechler, (“Employee”) and XG Sciences, Inc., a Michigan corporation (“Employer” and collectively with any entity that is wholly or partially owned by the Employer or otherwise affiliated with the Employer, the “Company”). Hereinafter, each of the Employee or the Company may be referred to as a “Party” and together be referred to as the “Parties”.

RECITALS:

WHEREAS, the Parties have entered into that certain Employment Agreement, of even date herewith, that creates an employment relationship between the Employer and Employee (the “Employment Agreement”); and

WHEREAS, pursuant to the Employment Agreement, the Employee agreed to enter into the Company’s Confidentiality, Non-Solicitation and Non-Compete Agreement; and

WHEREAS, the Company desires to protect and preserve its Confidential Information and its legitimate business interests by having the Employee enter into this Agreement as part of the Employment Agreement; and

WHEREAS, the Employee desires to establish and maintain an employment relationship with the Company and as part of such employment relationship desires to enter into this Agreement with the Company; and

WHEREAS, the Employee acknowledges that the terms of the Employment Agreement including, but not limited to the Company’s commitments to the Employee with respect to base salary, fringe benefits and stock options are sufficient consideration to the Employee for the entry into this Agreement.

WHEREAS, the Employee acknowledges that substantial cost and expense has been or will be incurred by the Company in connection with the Employee’s employment by the Company, and Employee’s employment will require the disclosure of certain Company confidential and proprietary information, trade secrets and customer and supplier relationships.

WHEREAS, the Employee has significant experiences as a leader of sales organizations, which the Company believes will be of benefit in the continuing development of the Company’s business.

WHEREAS, the Company has been involved in research, development, manufacture and sale of graphene nanoplatelets as evidenced, in part, by its website and numerous published scientific papers and patents relating to graphene nanoplatelets and the production thereof.

NOW, THEREFORE, in consideration of the mutual promises set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.           Term. Employee agree(s) that the term of this Agreement is effective upon the Employee’s first day of employment with the Company and, except as otherwise set forth in Paragraph 8, shall survive and continue to be in force and effect for four (4) years following the termination of any employment relationship between the Parties (“Term”), whether termination is by the Company with or without cause, or for any or no reason whatsoever, or by the Employee unless an exception is specifically provided in certain situations in any such Restrictive Covenants.

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2.           Definitions.

a.       The term “Confidential Information” as used herein shall include information, including a formula, pattern, compilation, program, device, method, technique or process, or business practices that: (i) derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. Confidential Information also includes, but is not limited to, files, letters, memoranda, reports, records, computer disks or other computer storage medium, data, models or any photographic or other tangible materials containing such information, Customer lists and names and other information, Customer contracts, other corporate contracts, computer programs, proprietary manufacturing practices and technical information, strategies, sales, promotional or marketing plans or strategies, programs, techniques, practices, any expansion plans (including existing and entry into new geographic and/or product markets), pricing information, product or service offering specifications or plans thereof, business plans, financial information and other financial plans, data pertaining to the Company’s operating performance, employee lists, salary information, all information the Company receives from customers or other third parties that is not generally known to the public or is subject to a confidentiality agreement, training manuals, and other materials and business information of a similar nature, including information about the Company itself or any affiliated entity, which Employee acknowledges and agrees has been compiled by the Company's expenditure of a great amount of time, money and effort, and that contains detailed information that could not be created independently from public sources. Further, all data, spreadsheets, reports, records, know-how, verbal communication, proprietary and technical information and/or other confidential materials of similar kind transmitted by the Company to Employee or developed by the Employee on behalf of the Company as Work Product (as defined in Paragraph 7) are expressly included within the definition of “Confidential Information.” The Parties further agree that the fact the Company may be seeking to complete a business transaction is “Confidential Information” within the meaning of this Agreement, as well as all notes, analysis, Work Product or other material derived from Confidential Information. Nevertheless, Confidential Information shall not include any information of any kind which (1) is in the possession of the Employee prior to the date of this Agreement, as shown by the Employee’s files and records, or (2) prior or after the time of disclosure becomes part of the public knowledge or literature, not as a result of any violation of this Agreement, any violation of any similar agreement with any other party or inaction or action of the receiving party, or (3) is rightfully received from a third party without any obligation of confidentiality; or (4) independently developed after termination without reference to the Confidential Information or materials based thereon; or (5) is disclosed pursuant to the order or requirement of a court, administrative agency, or other government body; or (6) is approved for release by the non-disclosing party. It is the intent of the definition to include confidential information related to the research, development, manufacture and sale of graphene nanoplatelets which is not generally known to the public and to exclude information with Employee otherwise has developed or obtained through his or her education, experience, and work in the field of Finance and Business Management.

b.       The term “Customer” shall mean any person or entity which has purchased or ordered goods, products or services from the Company and/or entered into any contract for products or services with the Company within the two (2) years immediately preceding the termination of the Employee’s employment with the Company.

c.        The term “Prospective Customer” shall mean any person or entity which has evidenced an intention to order products or services with the Company within one year immediately preceding the termination of the Employee’s employment with the Company.

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d.       The term “Restricted Area” shall include any geographical location anywhere in the United States as well as those countries listed on Exhibit A attached hereto. If the Restricted Area specified in this Agreement should be judged unreasonable in any proceeding, then the Restricted Area shall be reduced so that the restrictions may be enforced as is judged to be reasonable.

e.       The phrase “directly or indirectly” shall include the Employee either on his or her own account, or as a partner, owner, promoter, joint venturer, employee, agent, consultant, advisor, manager, executive, independent contractor, officer, director, or a stockholder of 5% or more of the voting shares of an entity in the Business of Company.

f.       The term “Business” shall mean the business of researching, developing, manufacturing, or selling graphene nanoplatelets and value-added products developed, manufactured or sold by the Company which contain graphene nanoplatelets.

3.           Duty of Confidentiality.

a.       All Confidential Information is considered highly sensitive and strictly confidential. The Employee agrees that at all times during the Term of this Agreement and after the termination of employment with the Company for as long as such information remains non-public information, the Employee shall (i) hold in confidence and refrain from disclosing to any other party all Confidential Information, whether written or oral, tangible or intangible, concerning the Company and its business and operations unless such disclosure is accompanied by a non-disclosure agreement executed by the Company with the party to whom such Confidential Information is provided, (ii) use the Confidential Information solely in connection with his or her employment with the Company and for no other purpose, (iii) take all reasonable precautions necessary to ensure that the Confidential Information shall not be, or be permitted to be, shown, copied or disclosed to third parties, without the prior written consent of the Company, (iv) observe all security policies implemented by the Company from time to time with respect to the Confidential Information, and (v) not use or disclose, directly or indirectly, as an individual or as a partner, joint venturer, employee, agent, salesman, contractor, officer, director or otherwise, for the benefit of himself or herself or any other person, partnership, firm, corporation, association or other legal entity, any Confidential Information, unless expressly permitted by this Agreement. Employee agrees that protection of the Company’s Confidential Information constitutes a legitimate business interest justifying the restrictive covenants contained herein. Employee further agrees that the restrictive covenants contained herein are reasonably necessary to protect the Company’s legitimate business interest in preserving its Confidential Information

b.       In the event that the Employee is ordered to disclose any Confidential Information, whether in a legal or regulatory proceeding or otherwise, such disclosure shall be limited to the narrowest disclosure, as practically as possible, so required and, except to the extent prohibited by law, Employee shall give the Company at least two (2) weeks’ notice, if practicable, of the basis for any such compelled disclosure of Confidential Information and shall reasonably cooperate with the Company in limiting disclosure and obtaining suitable confidentiality protections.

c.       Employee acknowledge(s) that this "Confidential Information" is of value to the Company by providing it with a competitive advantage over their competitors, is not generally known to competitors of the Company, and is not intended by the Company for general dissemination. Employee acknowledges that this "Confidential Information" derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and is the subject of reasonable efforts to maintain its secrecy. Therefore, the Parties agree that all "Confidential Information" under this Agreement constitutes “Trade Secrets” under Section 445.1902 of the Michigan Statutes.

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d.       Notice of Immunity under the Economic Espionage Act of 1996, as amended by the Defend Trade Secrets Act of 2016 (“DTSA”). Notwithstanding any other provision of this Agreement, Employee shall not be held criminally or civilly liable under any federal or state trade secret law for any disclosure of a trade secret that: (a) is made: (1) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (2) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. Notwithstanding any other provision of this Agreement, if Employee files a lawsuit for retaliation by the Company for reporting a suspected violation of law, Employee may disclose the Company’s trade secrets to Employee’s attorney and use the trade secret information in the court proceeding if Employee: (x) files any document containing the trade secret under seal; and (y) does not disclose the trade secret, except pursuant to court order.

4.           Limited Right of Disclosure. Except as otherwise permitted by this Agreement, Employee shall limit disclosure of pertinent Confidential Information to Employee’s attorney, if any (“Representative(s)”), for the sole purpose of evaluating Employee’s relationship with the Company. Paragraph 3 of this Agreement shall bind all such Representative(s).

5.           Return of Company Property and Confidential Materials. All tangible property, including cell phones, laptop computers and other Company purchased property, as well as all Confidential Information, Customer and Prospective Customer information and property, provided to Employee is the exclusive property of the Company and must be returned to the Company in accordance with the instructions of the Company either upon termination of the Employee’s employment or at such other time as is requested by the Company. Employee agree(s) that upon termination of employment for any or no reason whatsoever Employee shall return all copies, in whatever form or media, including hard copies and electronic copies, of Confidential Information to the Company, and Employee shall delete any copy of the Confidential Information on any computer file or database maintained by Employee and shall certify in writing that he/she has done so. In addition to returning all Confidential Information to the Company as described above, Employee will destroy any analysis, notes, work product or other materials relating to or derived from the Confidential Information.

6.           Agreement Not to Circumvent. Employee agrees not to pursue any transaction or business relationship that is directly competitive to the Business of the Company that makes use of any Confidential Information during the Term of this Agreement, other than through the Company or on behalf of the Company. It is further understood and agreed that, after the Employee’s employment with the Company has been terminated, the Employee will direct all communications and requests from any third parties regarding Confidential Information or Business opportunities which use Confidential Information through the Company’s then chief executive officer or president. Employee acknowledges that any violation of this covenant may subject Employee to the remedies identified in Paragraph 9 in addition to any other available remedies.

7.           Title to Work Product. Employee agrees that all work products (including strategies, manufacturing processes, products and planned products for competing in the graphene industry, technical materials and diagrams, computer programs, financial plans and other written materials, websites, presentation materials, course materials, advertising campaigns, slogans, videos, pictures and other materials) created or developed by the Employee for the Company during the term of the Employee’s employment with the Company or any successor to the Company until the date of termination of the Employee (collectively, the “Work Product”), shall be considered a work made for hire and that the Company shall be the sole owner of all rights, including copyright, in and to the Work Product.

If the Work Product, or any part thereof, does not qualify as a work made for hire, the Employee agrees to assign, and hereby assigns, to the Company for the full term of the copyright and all extensions thereof all of its right, title and interest in and to the Work Product. All discoveries, inventions, innovations, works of authorship, computer programs, improvements and ideas, whether or not patentable or copyrightable or otherwise protectable, conceived, completed, reduced to practice or otherwise produced by the Employee in the course of his or her services to the Company in connection with or in any way relating to the Business of the Company or capable of being used or adapted for use therein or in connection therewith shall forthwith be disclosed to the Company and shall belong to and be the absolute property of the Company unless assigned by the Company to another entity.

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Employee hereby assigns to the Company all right, title and interest in all of the discoveries, inventions, innovations, works of authorship, computer programs, improvements, ideas and other work product; all copyrights, trade secrets, and trademarks in the same; and all patent applications filed and patents granted worldwide on any of the same for any work previously completed on behalf of the Company or work performed under the terms of this Agreement or the Employment Agreement. Employee, if and whenever required to do so (whether during or after the termination of his or her employment), shall at the expense of the Company apply or join in applying for copyrights, patents or trademarks or other equivalent protection in the United States or in other parts of the world for any such discovery, invention, innovation, work of authorship, computer program, improvement, and idea as aforesaid and execute, deliver and perform all instruments and things necessary for vesting such patents, trademarks, copyrights or equivalent protections when obtained and all right, title and interest to and in the same in the Company absolutely and as sole beneficial owner, unless assigned by the Company to another entity. Notwithstanding the foregoing, work product conceived by the Employee, which is not related to the Business of the Company, will remain the property of the Employee.

8.           Restrictive Covenant. The Company and its affiliated entities are engaged in the Business of researching, developing, manufacturing, and selling graphene nanoplatelets and value-added products which contain graphene nanoplatelets. The covenants contained in this Paragraph 8 (the “Restrictive Covenants”) are given and made by Employee to induce the Company to employ Employee under the terms of the Employment Agreement, and Employee acknowledges sufficiency of consideration for these Restrictive Covenants. Employee expressly covenants and agrees that, during the Restrictive Period (as defined below), he/she will abide by the following restrictive covenants unless an exception is specifically provided, in writing signed by Company, in certain situations in such Restrictive Covenants.

a.	Non-Solicitation. Employee agrees and acknowledges that, during the Restrictive Period, he/she will not, directly or indirectly, in one or a series of transactions, as an individual or as a partner, joint venturer, employee, agent, salesperson, contractor, officer, director or otherwise, for the benefit of himself or herself or any other person, partnership, firm, corporation, association or other legal entity:

(i)	solicit or induce, or attempt to solicit or induce, any Customer or Prospective Customer of the Company to patronize or do business with any other company (or business) that is in the Business conducted by the Company in the Restricted Area; or

(ii)	request or advise any Customer, supplier or vendor, or any Prospective Customer, prospective supplier or prospective vendor, of the Company, who was a Customer, Prospective Customer, supplier, prospective supplier, vendor or prospective vendor within one (1) year immediately preceding the termination of the Employee’s employment with the Company, to withdraw, curtail, cancel or refrain from doing business with the Company in any capacity related to the Business; or

(iii)	manage, operate, be connected with, employed by, or on behalf of, in any manner, any Customer, or Prospective Customer, of the Company in any capacity related to the Business, either myself or on behalf of any other entity that may employ, engage or associate with me in any fashion.

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(iv)	sell goods related to the Business to, or perform services related to the Business for, or on behalf of, in any manner, any Customer, or Prospective Customer, of the Company either myself or on behalf of any other entity that may employ, engage or associate with me in any fashion.

(v)	recruit, solicit or otherwise induce any proprietor, partner, stockholder, lender, director, officer, sales agent, joint venturer, investor, lessor, supplier, Customer, agent, representative, or any other person which has an agency or business relationship with the Company or any affiliated entity to discontinue, reduce or detrimentally modify such agency or business relationship with the Company.

(vi)	employ, recruit or solicit, or attempt to employ, recruit or solicit, for employment any person or agent who is then (or was at any time within twelve (12) months prior to the date Employee or any entity related to Employee seeks to employ such person) employed or retained by the Company. Notwithstanding the forgoing, (A) to the extent the Employee works for a firm or corporation after his or her termination from the Company and he or she does not have any personal knowledge and/or control over the solicitation of or the employment of a Company employee or agent, then this provision shall not be enforceable as it relates to that employee or agent, and (B) nothing contained herein shall prevent Employee or his affiliates from employing any person who, without any encouragement, direction, or communication by Employee or his affiliates, responds to a general media advertisement or non-directed search inquiry (including the use of employment agencies provided no direction was given to target an employee of the Company).

b.	Non-Competition. Employee agrees and acknowledges that, during the Restrictive Period, he or she will not, directly or indirectly, for himself , or on behalf of others, as an individual on Employee's own account, or as a partner, joint venturer, employee, agent, salesman, contractor, officer, director or otherwise, for him/herself or any other person, partnership, firm, corporation, association or other legal entity, enter into, engage in, accept employment from, or provide any services to, or for, any business that is in the Business of the Company, or engage in any activity that is competitive with the Company in the Business and in the Restricted Area. The parties agree that this non-competition provision is intended to cover situations where a future business opportunity in which the Employee is engaged or a future employer of the Employee is selling the same or similar products and services in a Business which may compete with the Company’s products and services to Customers and Prospective Customers of the Company in the Restricted Area. This provision shall not cover future business opportunities or employers of the Employee that sell different types of products or services in the Restricted Area so long as such future business opportunities or employers are not in the Business of the Company or if the Employee is not involved in the activities of the future employer or related to the Business of the Company. This provision is not intended to prohibit Employee from returning to employment in the field of marketing and general management, especially in thermosets and composites. It is intended to prohibit Employee from accepting employment in a business that directly competes with Business of the Company.

c.	Restrictive Period. As used in this Agreement, “Restrictive Period” means the period of Employee’s employment and for a period of two (2) years following termination of such employment for any reason, provided that any such Restrictive Period shall automatically and immediately terminate upon any dissolution, liquidation or voluntary or involuntary case seeking the dissolution, liquidation or reorganization of the Company under the bankruptcy or other similar laws are any similar proceeding seeking the appointment of a receiver or similar official for the Company or to take possession of all or a substantial portion of its property or to operate all or a substantial portion of its business.

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9.           Acknowledgements of Employee.

a.	The Employee understands and acknowledges that any violation of this Agreement shall constitute a material breach of this Agreement and the Employment Agreement, and it may cause irreparable harm and possible loss to the Company for which monetary damages may be an insufficient remedy. Therefore, the Parties agree that in addition to any other remedies available, the Company will be entitled to the relief identified in Paragraph 10 below.

b.	The Restrictive Covenants shall be construed as agreements independent of any other provision in this Agreement and the existence of any claim or cause of action of Employee against the Company shall not constitute a defense to the enforcement of these Restrictive Covenants.

c.	Employee agrees that the Restrictive Covenants are reasonably necessary to protect the legitimate business interests of the Company.

d.	Employee agrees that this Agreement may be enforced by the Company’s successor in interest by way of merger, business combination or consolidation where a majority of the surviving entity is not owned by Company’s shareholders who owned a majority of the Company’s voting shares prior to such transaction and Employee acknowledges and agrees that successors are intended beneficiaries of this Agreement.

e.	Employee agrees that if any portion of the Restrictive Covenants is held by a court of competent jurisdiction to be unreasonable, arbitrary or against public policy for any reason, such shall be modified accordingly as to time, geographic area and line of business so as to be enforceable to the fullest extent possible as to time, area and line of business.

f.	Employee acknowledges that any violations of the Agreement will be a material breach of this Agreement and may subject the Employee, and/or any individual(s), partnership, corporation, joint venture or other type of business with whom the Employee is then affiliated or employed, to monetary and other damages.

g.	Employee agrees that any failure of the Company to enforce the Restrictive Covenants against any other employee, for any reason, shall not constitute a defense to enforcement of the Restrictive Covenants against the Employee.

10.         Specific Performance; Injunction. The Parties agree and acknowledge that the restrictions contained in Paragraphs 1-8 are reasonable in scope and duration and are necessary to protect the Company. If any provision of Paragraphs 1-8 as applied to any party or to any circumstance is judged by a court to be invalid or unenforceable, the same shall in no way affect any other circumstance or the validity or enforceability of any other provision of this Agreement. If any such provision, or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, the court making such determination shall have the power to reduce the duration and/or area of such provision, and/or to delete specific words or phrases, and in its reduced form, such provision shall then be enforceable and shall be enforced.

Any unauthorized use or disclosure of Confidential Information in violation of Paragraphs 2-7 above or violation of the Restrictive Covenant in Paragraph 8 shall constitute a material breach of this Agreement and may cause irreparable harm and potential loss to the Company for which monetary damages may be an insufficient remedy. Therefore, in addition to any other remedy available, the Company will be entitled to all available civil remedies, including:

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a.	Temporary and permanent injunctive relief, without the necessity of posting a bond, restraining Employee or Representatives and any other person, partnership, firm, corporation, association or other legal entity acting in concert with Employee from any actual or threatened unauthorized disclosure or use of Confidential Information, in whole or in part, or from rendering any service to any other person, partnership, firm, corporation, association or other legal entity to whom such Confidential Information in whole or in part, has been disclosed or used or is threatened to be disclosed or used; and

b.	Temporary and permanent injunctive relief, without the necessity of posting a bond, restraining the Employee from violating, directly or indirectly, the restrictions of the Restrictive Covenant in any capacity identified in Paragraph 8, supra, and restricting third parties from aiding and abetting any violations of the Restrictive Covenant; and

c.	Compensatory damages, including actual loss from misappropriation and unjust enrichment, and any and all legal fees, including without limitation, all attorneys’ fees, court costs, and any other related fees and/or costs incurred by the Company in enforcing this Agreement.

Notwithstanding the forgoing, the Company acknowledges and agrees that the Employee will not be liable for the payment of any damages or fees owed to the Company through the operation of Paragraph 10c above, unless and until a court of competent jurisdiction has determined that the Company or any successor is entitled to such recovery.

Nothing in this Agreement shall be construed as prohibiting the Company from pursuing any other legal or equitable remedies available to it for actual or threatened breach of the provisions of Paragraphs 1 – 8 of this Agreement, and the existence of any claim or cause of action by Employee against the Company shall not constitute a defense to the enforcement by the Company of any of the provisions of this Agreement. The Company and its affiliates have fully performed all obligations entitling it to the covenants of Paragraphs 1 – 8 of this Agreement and therefore such prohibitions are not executory or otherwise subject to rejection under the bankruptcy code.

11.         Duty to Disclose Agreement and to Report New Employer. Employee acknowledges that the Company has a legitimate business purpose in the protection of its Confidential Information. Employee also recognizes and agrees that the Company has the right to such information as is reasonably necessary to inform the Company whether the terms of this Agreement are being complied with. Accordingly, Employee agrees that Employee will promptly notify any new employer of his or her obligations contained here. Employee also will provide the Company with the identity of his or her new employer(s) and a description of the services being provided by him/her in sufficient detail to allow the Company to reasonably determine whether such activities fall within the scope of activities prohibited by the provisions of this Agreement

12.         Representations as to Prior or Other Agreements. Employee represents and warrants that he/she is able to perform the contemplated duties of employment without being in breach of confidentiality agreements or disclosing proprietary information of any third party, and that no proprietary information of any third party shall be disclosed to the Company. Employee further represents and warrants that he/she is not prohibited from entering into this Agreement or performing services under it by any non-competition, non-solicitation, anti-piracy agreement, relationship agreement, or any other restrictions. Employee agrees to indemnify and hold the Company harmless from all claims or causes of action by any person or entity against the Company arising out of any alleged breach by Employee of any such agreement or any other restrictions inconsistent with the foregoing representations.

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 13.        Company Use of Employee Name, Image and Voice. The Company may use and publish Employee’s name and picture, including audio or video tape recordings, for purposes relating to its business without a specific release from Employee.

14.         Termination. Employee agrees to bring any claims that he/she may have against the Company within one hundred eighty (180) days of the day that Employee knew, or should have known, of the facts giving rise to the cause of action and waives any longer, but not shorter, statutory or other limitations periods. This includes, but is not limited to, the initial filing of a charge with the Equal Employment Opportunity Commission and/or state equivalent civil rights agency. However, Employee understands that he/she will thereafter have the right to pursue any claim in the manner prescribed in any right to sue letter that is issued by an agency.

15.         Nondisparagement. Employee shall not make any disparaging or defamatory comments about the Company, whether true or not, except to comply with any summons, court order or subpoena. Company shall not make any disparaging or defamatory comments about the Company, whether true or not, except to comply with any summons, court order or subpoena. However, nothing in this Paragraph 15 shall prohibit any party from testifying truthfully in any proceeding or providing truthful information as legally required to provide such information in connection with this Agreement or otherwise.

16.         Waiver of Jury Trial. THE COMPANY AND EMPLOYEE EACH WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR UNDER ANY INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED IN CONNECTION HEREWITH OR HEREAFTER OR RELATED IN ANY FASHION TO EMPLOYEE’S EMPLOYMENT WITH COMPANY.

17.         Governing Law, Venue and Personal Jurisdiction. This Agreement shall be governed by, construed and enforced in accordance with the laws of state of Michigan without regard to any statutory or common-law provision pertaining to conflicts of laws. The parties agree that courts of competent jurisdiction in Ingham County, Michigan and the United States District Court for the Western District of Michigan shall have concurrent jurisdiction for purposes of entering temporary, preliminary and permanent injunctive relief and with regard to any action arising out of any breach or alleged breach of this Agreement. Employee waives personal service of any and all process upon Employee and consents that all such service of process may be made by certified or registered mail directed to Employee at the address stated in the signature section of this Agreement, with service so made deemed to be completed upon actual receipt thereof. Employee waives any objection to jurisdiction and venue of any action instituted against Employee as provided herein and agrees not to assert any defense based on lack of jurisdiction or venue. Employee further agrees that any action arising out of this Agreement or the relationship between the parties established herein shall be brought only in courts of competent jurisdiction in Ingham County, Michigan or the United States District Court for the Western District of Michigan.

18.         Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the Parties and their respective successors, permitted assigns and, in the case of Employee, heirs, executors, and/or personal representatives. The Company may freely assign or transfer this Agreement to an affiliated company or to a successor following a merger, consolidation, sale of assets, or other business transaction. Executive may not assign, delegate or otherwise transfer any of Executive’s rights, interests or obligations in this Agreement without the prior written approval of the Company.

19.         Entire Agreement. This Agreement is the entire agreement of the Parties with regard to the matters addressed herein, and supersedes all prior negotiations, preliminary agreements, and all prior and contemporaneous discussions and understandings of the signatories in connection with the subject matter of this Agreement, except however, that this Agreement shall be read in pari materia with the Employment Agreement executed by Employee. This Agreement may be modified only by written instrument which is signed by the Company and Employee and which describes such modification.

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20.         Severability. In case any one or more provisions contained in this Agreement shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had not been contained herein.

21.         Waiver. The waiver by the Company of a breach or threatened breach of this Agreement by Employee cannot be construed as a waiver of any subsequent breach by Employee unless such waiver so provides by its terms. The refusal or failure of the Company to enforce any specific restrictive covenant in this Agreement against Employee, or any other person for any reason, shall not constitute a defense to the enforcement by the Company of any other restrictive covenant provision set forth in this Agreement.

22.         Consideration. Employee acknowledges and agrees that the execution by the Company of the Employment Agreement with the Employee constitutes full, adequate and sufficient consideration to Employee for the covenants of Employee under this Agreement.

23.         Notices. All notices required by this Agreement shall be in writing, shall be personally delivered or sent by U.S. Registered or Certified Mail, return receipt requested, and shall be addressed to the signatories at the addresses shown on the signature page of this Agreement.

24.         Acknowledgements. Employee acknowledge(s) that he or she has reviewed this Agreement prior to signing it, that he or she knows and understands the contents, purposes and effect of this Agreement, and that he or she has been given a signed copy of this Agreement for his or her records. Employee further acknowledges and agrees that he or she has entered into this Agreement freely, without any duress or coercion.

25.         Captions. Captions to paragraphs and sections of this Agreement have been included solely for the sake of convenient reference and are entirely without substantive effect.

26.         Counterparts. This Agreement may be executed in counterparts, by facsimile or Adobe Acrobat pdf file each of which shall be deemed an original for all intents and purposes.

[Signatures Appear on the Following Page]

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IN WITNESS WHEREOF, THE UNDERSIGNED STATE THAT THEY HAVE CAREFULLY READ THIS AGREEMENT AND KNOW AND UNDERSTAND THE CONTENTS THEREOF AND THAT THEY AGREE TO BE BOUND AND ABIDE BY THE REPRESENTATIONS, COVENANTS, PROMISES AND WARRANTIES CONTAINED HEREIN.

By:	/s/ Andrew J. Boechler	8/26/20
	Employee Signature	Date

Employee Name:	Andrew J. Boechler

Employee Address:	8705 E. Granite Pass Road
Scottsdale, AZ 85266

XG Sciences, Inc.

3101 Grand Oak Drive

Lansing, MI 48911

By:	/s/Steven C. Jones	8/26/20
Date

Name:	Steven C. Jones

Title:	Authorized Representative

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EXHIBIT A

Countries Covered Under Definition of Restricted Area in Section 2(d)

The following list of countries is deemed to include any dependent territories or other areas recognized as a constituent country or municipality of each of the countries listed

Asia Bahrain Brunei China (including Hong Kong & Taiwan) Cyprus Georgia India Indonesia Israel Japan Kuwait Malaysia	Oman Philippines Qatar Russia Saudi Arabia Singapore South Korea Thailand Turkey United Arab Emirates Vietnam

Europe Austria Belgium Bulgaria Croatia Cyprus Czech Republic Denmark Estonia Finland France Germany Greece Hungary Iceland Ireland Italy	Latvia Lithuania Luxembourg Malta Monaco Montenegro Netherlands Poland Portugal Romania Slovakia Slovenia Spain Sweden United Kingdom

South America Argentina Brazil Chile Columbia Ecuador	Paraguay Peru Uruguay Venezuela

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North America, Central America & Caribbean Antigua & Barbuda	Honduras

Bahamas Barbados Belize Canada Costa Rica Dominica Dominican Republic El Salvador Grenada Guatemala	Jamaica Mexico Nicaragua Panama Saint Kitts & Nevis Saint Lucia Saint Vincent and the Grenadines Trinidad and Tobago United States of America

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